(BW)(GREGG APPLIANCES) Gregg Appliances, Inc. Announces Results for the Three Months Ended June 30, 2006 and Comparable Store Sales Guidance for the Second Quarter of Fiscal 2007

INDIANAPOLIS, August 14/(BUSINESS WIRE)/--Gregg Appliances, Inc. ("Gregg Appliances") today reported operating results for its first quarter ended June 30, 2006.

Gregg Appliances reported a 9.9% increase in total sales for the first quarter ended June 30, 2006, as sales increased to $203.2 million compared to $185.0 million for the comparable prior year period. This increase in sales was attributable to the addition of eight stores during the past twelve months and a 1.0% comparable store sales gain. The comparable store sales performance was driven by gains in major appliances, bedding and flat panel televisions outpacing the sales decline in projection and tube televisions.

Net loss for the first quarter ended June 30, 2006 was $1.4 million as compared to net income of less than $0.1 million for the comparable prior year period. The decline in earnings was primarily attributable to a shift in the timing of the recognition of certain vendor rebates designated to support our growth. This timing difference contributed to a $2.2 million decline in gross profit during the first quarter of fiscal 2007 as compared with the comparable prior year period.

Gregg Appliances also announced that it expects to open three new stores and relocate one store during the second fiscal quarter ending September 30, 2006. The Company anticipates its comparable store sales to range between flat and a low single digit decline during the second quarter of fiscal 2007. Due to improving merchandise margins and savings from the decision to exit product services last year, the Company expects that earnings before net interest expense, income taxes, depreciation and amortization for the second quarter of fiscal 2007 should equal or exceed that recorded during the second quarter of fiscal 2006.

Gregg Appliances will be conducting a conference call to discuss operating results for the three months ended June 30, 2006, on Tuesday, August 15, 2006 at 10:00 a.m. (Eastern). You may access this call starting at 9:45 a.m. (Eastern).

The conference phone number is 1-800-559-2403. When joining the call, please refer to reference number 15306414. Jerry Throgmartin, the Chief Executive Officer of Gregg Appliances, is the conference call leader. In consideration of other participants, it is requested that cellular phones not be used. The conference call will be recorded and available for playback through Tuesday, August 29, 2006 at 11:59 p.m. (Eastern). Playback can be reached by dialing 1-877-213-9653 and requesting reference number 15306414. Information regarding non-GAAP financial measures, including EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), discussed in the conference call can be found at www.hhgregg.com on the investor relations page.

Gregg Appliances is a specialty retailer of consumer electronics, home appliances, bedding and related services. It operates under the hhgregg® and Fine Lines® brands in 71 retail stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call that will address Gregg Appliances' operating results include forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of Gregg Appliances are forward-looking statements.

Gregg Appliances has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Gregg Appliances believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause Gregg Appliances' actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Gregg Appliances' expectations are: changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; competition in existing, adjacent and new markets; its reliance on a small number of manufacturers; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sales personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release and the earnings conference call are more fully described in the "Risk Factors" section and elsewhere in Gregg Appliances' Form 10-K filed with the SEC on June 26, 2006. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release and that will be made on the earnings conference call are made only as of the date hereof. Gregg Appliances does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact: Don Van der Wiel -- Chief Financial Officer

(317) 848-8710

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30, 2006	June 30, 2005
	(Unaudited) (In Thousands)

Net sales	$ 203,248	$ 185,017
Cost of goods sold	140,777	121,748
Gross profit	62,471	63,269
Selling, general and administrative expenses	50,271	49,277
Net advertising expense	9,982	9,210
Income from operations	2,218	4,782
Other expense (income):
Interest expense	4,630	4,726
Interest income	(5)	(89)
Gain related to early extinguishment of debt	(168)	--
Total other expense	4,457	4,637
Income (loss) before income taxes	(2,239)	145
Income tax (benefit) expense	(862)	105
Net income (loss)	$ (1,377)	$ 40

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AS A PERCENTAGE OF SALES)

	Three Months Ended
	June 30, 2006	June 30, 2005
	(Unaudited)
Net sales	100.0%	100.0%
Cost of goods sold	69.3	65.8
Gross profit	30.7	34.2
Selling, general and administrative expenses	24.7	26.6
Net advertising expense	4.9	5.0
Income from operations	1.1	2.6
Other expense (income):
Interest expense	2.3	2.6
Interest income	--	--
Gain related to early extinguishment of debt	(0.1)	--
Total other expense	2.2	2.5
Income (loss) before income taxes	(1.1)	0.1
Income tax (benefit) expense	(0.4)	0.1
Net income (loss)	(0.7)	--

Certain percentage amounts do not sum due to rounding

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2006	March 31, 2006
	(Unaudited) (In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$ 1,736	$ 2,301
Accounts receivable-trade, less allowances of $253 and $105, respectively	8,124	7,024
Accounts receivable-other	10,234	8,862
Merchandise inventories	108,840	98,807
Prepaid expenses and other current assets	4,220	4,572
Deferred income taxes	1,926	1,560

Total current assets	135,080	123,126

Net property and equipment	48,135	50,986
Deposits	655	2,862
Deferred financing costs, net	9,038	9,821
Deferred income taxes	97,034	96,522
Other	388	447

	155,250	160,638

Total assets	$ 290,330	$ 283,764

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable - third party	$ 2,269	$ 3,319
Accounts payable -- vendors	62,414	52,011
Line of credit	8,800	--
Customer deposits	14,332	14,912
Accrued liabilities	29,966	31,949

Total current liabilities	117,781	102,191

Long-term liabilities:
Long-term debt	170,366	178,242
Other long-term liabilities	8,710	8,485

Total long-term liabilities	179,076	186,727

Total liabilities	296,857	288,918

Stockholders' deficit:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2006 and March 31, 2006	--	--
Common stock, no par value; 52,500,000 shares authorized; 14,254,800 shares issued and outstanding as of June 30, 2006 and March 31, 2006	113,809	113,809
Accumulated deficit	(120,121)	(118,744)

	(6,312)	(4,935)
Note receivable for common stock	(215)	(219)

Total stockholders' deficit	(6,527)	(5,154)

Total liabilities and stockholders' deficit	$ 290,330	$ 283,764

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30, 2006	June 30, 2005
	(Unaudited) (In thousands)

Operating activities:
Net income (loss)	$ (1,377)	$ 40
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,983	2,532
Amortization of deferred financing costs	396	389
Accretion of original issue discount	124	110
Loss (gain) on disposal of assets	20	(14)
Gain on early extinguishment of debt	(168)	--
Deferred income taxes	(878)	105
Changes in operating assets and liabilities:
Accounts receivable -- trade	(1,100)	1,775
Accounts receivable -- other	(1,379)	(565)
Merchandise inventories	(10,033)	(20,978)
Prepaid expenses and other current assets	411	270
Deferred commissions	--	160
Deposits	2,207	4,556
Accounts payable -- third parties	(1,050)	3,766
Accounts payable -- vendors	8,248	14,093
Deferred revenue on extended maintenance agreements	(7)	(761)
Customer deposits	(580)	170
Other accrued liabilities	(1,979)	(215)
Other long--term liabilities	228	86
Net cash provided by (used in) operating activities	(3,934)	5,519
Investing activities:
Purchases of property and equipment	(2,356)	(3,611)
Proceeds from sale and leaseback transaction	2,725	--
Proceeds from sales of property and equipment	85	24
Net cash provided by (used in) investing activities	454	(3,587)
Financing activities:
Net increase in bank overdrafts	1,556	--
Net increase in line of credit	8,800	--
Payment of financing costs	--	(20)
Payments received on notes receivable for issuance of common stock from GIC	4	--
Payment for early debt extinguishment	(7,445)	--
Net cash provided by (used in) financing activities	2,915	(20)
Net increase (decrease) in cash and cash equivalents	(565)	1,912
Cash and cash equivalents:
Beginning of period	2,301	8,642
End of period	$ 1,736	$ 10,554

Supplemental disclosure of cash flow information:
Interest paid	$ 322	$ 89
Income taxes paid	--	--